                                                                   EXHIBIT 10.49

                           SECOND AMENDMENT TO LEASE


     THIS SECOND AMENDMENT TO LEASE (this "Amendment") is entered into as of this the 5th day of November, 1996, by and between PREMIERE COMMUNICATIONS, INC., a Florida corporation ("Tenant") and 55 PARK PLACE, L.P., a Delaware limited partnership ("Landlord"),

                                  WITNESSETH:
                                  -----------

     WHEREAS, Mara-Met Venture and Tenant entered into that certain Lease dated May 31, 1993; as amended by that certain First Lease Amendment dated December 15, 1993 (collectively, the "Lease"); and

     WHEREAS, at the request of Tenant, and for the benefit of Tenant and certain other tenants within the Building (as defined in the Lease), Landlord has agreed to arrange for the installation of a shared generator system, including a shared 750KW generator, 2,000 gallon diesel fuel tank to replace the existing tank located within the Building, the output panel and feeders, battery charger, remote annunciator, all rigging and all terminations (such system being hereinafter referred to as the "Diesel Generator System"), which Diesel Generator System will be located in that certain space or premises containing approximately three hundred (300) square feet of floor area as more particularly identified on Exhibit "A" attached hereto and made a part hereof (the "Generator
              -----------
Space"), and

     WHEREAS, Tenant has agreed to pay for a portion of the Diesel Generator System and, during the remainder of the Term of the Lease, to pay Tenant's proportionate share of the costs for maintaining and repairing the Diesel Generator System, including without limitation, the costs of maintaining a full service maintenance and repair agreement for the Diesel Generator System as hereinafter provided; and

     WHEREAS, Tenant has agreed to pay its proportionate share of the Base Rent for the Generator Space as more particularly hereinafter provided; and

     WHEREAS, Landlord and Tenant desire to amend the Lease as provided herein in order to provide for the installation, maintenance and payment of the Diesel Generator System and the payment of Base Rent attributable to the Generator Space.

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.   Landlord and Tenant hereby acknowledge and agree that Allison-Smith
Company (the "Contractor") shall be the general contractor for the installation of the Diesel Generator System, pursuant to that certain letter from Contractor to Tenant dated July 10, 1996 (the "Letter"), a copy of which is attached hereto as Exhibit "B" and made a part hereof.
   -----------

2. As provided in the Letter, Tenant's total estimated cost for the installation of the Diesel Generator System is Eighty Nine Thousand Six Hundred Eighty-Seven Dollars and No/100 Dollars (89,687.000), which cost is calculated as follows:

     (a)  One-third (1/3) of the total
          cost for the base generator
          and cooling tower systems
          ($208,430.00 divided by 3)    $69,477.00

     (b)  Feeders, circuit breaker
          and terminators to tie
          Tenant's space to the
          generator distribution panel  $20,210.00
                                        ----------

                              TOTAL     $89,687.00
                                        ==========

3. Tenant shall pay the total cost due from Tenant for the Diesel Generator System (as provided in Paragraph 2 above) directly to Contractor within thirty
(30) days following receipt of written notice from Contractor that it has completed the installation of the Diesel Generator System. In the event that Tenant shall fail to pay such amount within the said thirty (30) day period, such failure shall be deemed a default of Tenant under the Lease and Landlord shall have the right to exercise any available remedies under the Lease.

4. In addition to the payment for the cost of the Diesel Generator System as provided above, following the completion of the installation of the Diesel Generator System and continuing throughout the remainder of the Term of the Lease, Tenant shall pay to Landlord its "proportionate share" (as hereinafter defined) of all costs and expenses incurred by Landlord in connection with the maintenance and repairs of the Diesel Generator System, including without limitation, the costs incurred in connection with the maintenance/service agreement to be maintained for the Diesel Generator System. Tenant shall pay its proportionate share of such maintenance and repair costs to

Landlord as Additional Rent within thirty (30) days following receipt of invoice thereof. In the event that Tenant shall fail to pay such amount within said thirty (30) day period, such failure shall be deemed a default of Tenant under the Lease and Landlord shall have the right to exercise any available remedies under the Lease. As used herein, Tenant's proportionate share shall be based on the total number of users utilizing the Diesel Generator System during the period in which the costs reflected in the invoice accrued [for example, if there were four (4) users of the Diesel Generator System during the period in question, Tenant's proportionate share would be twenty-five percent (25%)].

5. In addition to the costs to be paid by Tenant pursuant to paragraphs 2, 3 and 4 above, Tenant shall pay its proportionate share (as defined in paragraph
4 above) of the Base Rent due for the Generator Space. The Base Rent for the Generator Space shall be at the rate of Twenty and No/100 Dollars ($20.00) per square foot of floor area, multiplied by Tenant's proportionate share, and shall be due and payable as Base Rent in accordance with the terms of the Lease.

6. In consideration of Tenant's payment of the costs and expenses for the construction, installation, maintenance and repair of the Diesel Generator System, Tenant shall be entitled to use 135 KW of the Diesel Generator System.

7. Tenant hereby acknowledges and agrees that Tenant and the other users of the Diesel Generator System shall be responsible for the periodic testing and running of the Diesel Generator System in order that it does not remain dormat for an extended period of time beyond the manufacturer's recommendations.

8. Tenant further acknowledges and agrees that in assisting Tenant to provide for the installation and maintenance of the Diesel Generator System for Tenant and certain other tenants of the Building, Landlord shall incur no liability for injury or damage to persons or property in connection with the Diesel Generator System. In addition to, and not in lieu of, any indemnifications provided for in the Lease, Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any loss, liability, costs, claims, demands, damages, actions, causes of action, and suits arising out of or in any manner related to the installation, maintenance, repair or replacement of the Diesel Generator System.

9. Except as set forth in this Agreement, all provisions of the Lease shall remain unchanged and in full force and effect and are hereby reaffirmed by the parties hereto.

IN WITNESS WHEREOF, Landlord and Tenant have cause this Amendment to be executed, under seal, as of the day and year first written above.

LANDLORD:
55 PARK PLACE, L.P.,
  a Delaware Limited Partnership

  By:  55 Park Place, Inc.
       It's General Partner

       By: /s/ S. Johnson
          -----------------------------

       Name: Skip Johnson
            ---------------------------

       Title:
             --------------------------

  Attest: /s/ Raymond G. Gardner
         ------------------------------

TENANT:
PREMIERE COMMUNICATIONS, INC.
   a Florida corporation

      By: /s/ Patrick G. Jones
         ------------------------------
      Name: Patrick G. Jones
           ----------------------------
      Title: Sr. V.P.
            ---------------------------

  Attest:  /s/ Julianne J. Vaio
         ------------------------------

                           THIRD AMENDMENT TO LEASE
                           ------------------------

     THIS THIRD AMENDMENT TO LEASE (this "Amendment") is made this 5th day of November, 1996 by and between 55 PARK PLACE, L.P., a Delaware limited partnership successor in interest to MARA-MET VENTURE (hereinafter referred to as "Landlord"), and PREMIERE COMMUNICATIONS, INC., a Florida corporation (hereinafter referred to as "Tenant").

                                  W I T N E S S E T H:
                                  - - - - - - - - - -

     WHEREAS, Landlord and Tenant entered into that certain 55 Park Place Office Lease, dated as of May 31, 1993, as amended, for the lease of certain premises located on the Third Floor of the office building located at 55 Park Place, NE, Atlanta, Georgia (said 55 Park Place Office Lease, as so amended, is hereinafter referred to as the "Lease"); and

     WHEREAS, Tenant desires to lease from Landlord additional space in the Building upon the terms and conditions set forth herein; and

     WHEREAS, Landlord and Tenant desire to amend and modify the Lease in order to add certain space in the Building to the Premises.

     NOW, THEREFORE, for and in consideration of the premises, the keeping and performance of the covenants and agreements hereinafter contained, and TEN AND NO/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, it is hereby agreed as follows:

     1.   DEFINITION OF TERMS.  Terms used hereinafter and indicated by their
          ---------- -- -----
initial capitalization shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

     2.   ADDITIONAL SPACE.  From and after November 1, 1996 (the "Effective
          ---------- -----
Date"), Landlord hereby leases and rents to Tenant and Tenant hereby leases from Landlord upon the terms and conditions set forth in the Lease, that certain space containing approximately 1,238 Square Feet situated on the Third Floor of the Building as outlined on the floor plan attached hereto as EXHIBIT "A" and by
                                                              -----------
this reference made a part hereof (the "Additional Space"). From and after the Effective Date, the term "Premises" as used in the Lease, as amended hereby, shall include not only the space heretofore leased by Tenant under the terms of the Lease, but also the Additional Space, and the terms and conditions contained in the Lease shall apply to the Additional Space. Accordingly, commencing on the Effective Date, "Square Feet in the Premises" shall mean Seven Thousand Three Hundred and Nine (7,309) rentable Square Feet, including Tenant's pro rata share of Building common areas, subject to adjustment in accordance with Paragraph 32 of the Lease.

     3.   BASE RENT.  From and after the Effective Date, Tenant shall pay Base
          ---- ----
Rent and its pro rata share of Operating Expenses based on the Square Feet in the Premises as provided in Paragraph 2 above.

     4.   NO BROKERS.  Landlord and Tenant each warrant and represent to the
          -- -------
other that such party has not employed or dealt with a real estate broker or agent in connection with the transaction contemplated hereby. Landlord and Tenant covenant and agree, each to the other, to indemnify the other against any loss, liability, costs, claims, demands, damages, actions, causes of action, and suits arising out of or in any manner related to the alleged employment or use by the indemnifying party of any real estate broker or agent in connection with this transaction.

     5.   APPLICABILITY OF TERMS AND CONDITIONS.  Except as otherwise expressly
          ------------- -- ----- --- ----------
provided herein to the contrary, all of the terms, conditions and provisions contained in the Lease, as amended hereby, shall apply to and govern Tenant's use and occupancy of the Additional space, as if the Additional Space were originally part of the Premises.

     6.   MISCELLANEOUS.  This Third Amendment shall be governed by and
          -------------
construed in accordance with the laws of the State of Georgia, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, representative and permitted assigns. The terms of this Third Amendment shall be deemed incorporated into and made a part of the Lease. In the event of any inconsistency or conflict between this Third Amendment and of the Lease, the terms of this Third Amendment shall control. Time is of the essence of all of the terms of the terms of the Third Amendment. Except as expressly modified or amended hereby or added to herein, the Lease shall remain and is in full force and effect between Landlord and Tenant, and nothing contained herein shall diminish or shall be deemed to diminish, or otherwise alter the terms and conditions of the Lease. Landlord and Tenant hereby ratify and confirm the terms of the Lease, as amended hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized representative, under seal, of the day and year first above written.

                                   LANDLORD:
                                   ---------

                                   55 PARK PLACE, L.P.,
                                   a Delaware limited partnership

                                   By: 55 PARK PLACE, INC., a Nevada corporation

                                     By: /s/ Raymond G. Gardner
                                        ---------------------------
                                     Its: [TITLE]
                                        ---------------------------

                                               [CORPORATE SEAL]


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                   TENANT:
                                   -------

                                   PREMIERE COMMUNICATIONS, INC., a Florida corporation

                                     By: /s/ Patrick G. Jones
                                        --------------------------------
                                     Its:   Sr. V.P.
                                        --------------------------------

                                              [CORPORATE SEAL]

                                      -3-